UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 6, 2013

Generac Holdings Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-34627 (Commission File Number)	20-5654756 (I.R.S. Employer Identification No.)

S45 W29290 Hwy. 59 Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On May 6, 2013, Generac Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 9,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to the Underwriter (the “Offering”). The Offering is expected to close on May 10, 2013, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated May 6, 2013, to the prospectus, dated November 26, 2012, included in the Company’s registration statement on Form S-3 (File No. 333-185136), which was filed with the Securities and Exchange Commission on November 26, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 6, 2013.
5.1	Opinion of Weil, Gotshal and Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

Date: May 8, 2013	By:	/s/ York Ragen
	Name:	York Ragen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 6, 2013.
5.1	Opinion of Weil, Gotshal and Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).